     As filed with the Securities and Exchange Commission on April 23, 1998
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             ----------------------

                               NORWEST CORPORATION
             (Exact name of registrant as specified in its charter)

             Delaware                          6711                    41-0449260
(State or other jurisdiction of    (Primary Standard Industrial     (I.R.S. Employer
 incorporation or organization)     Classification Code Number)     Identification No.)

                                 Norwest Center
                               Sixth and Marquette
                        Minneapolis, Minnesota 55479-1000
                                  612-667-1293
               (Address, including zip code, and telephone number,
        including area code. of registrant's principal executive offices)

                                Stanley S. Stroup
                  Executive Vice President and General Counsel
                               Norwest Corporation
                                 Norwest Center
                               Sixth and Marquette
                        Minneapolis, Minnesota 55479-1026
                                  612-667-8858
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                                    Copy to:
                                Robert J. Kaukol
                               Norwest Corporation
                               Sixth and Marquette
                        Minneapolis, Minnesota 55479-1026

                             ----------------------

              NORWEST CORPORATION BEST PRACTICES PARTNERSHARES PLAN
                            (Full title of the plan)

                         CALCULATION OF REGISTRATION FEE

------------------------------------- ------------------- -------------------- --------------------- ---------------
        Title of Securities                 Amount         Proposed Maximum      Proposed Maximum      Amount of
               to Be                        to Be           Offering Price          Aggregate         Registration
             Registered                   Registered           Per Share          Offering Price          Fee
------------------------------------- ------------------- -------------------- --------------------- ---------------
Common Stock (par value $1-2/3            24,000,000           $31.34(2)           $752,160,000       $227,927.04
per share) (1)                              Shares
------------------------------------- ------------------- -------------------- --------------------- ===============

(1) Each share of the registrant's common stock includes one preferred stock purchase right.
(2) In accordance with Rule 457(h)(1), represents the price at which the options may be exercised.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by Registrant (File No. 1-2979) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Prospectus: (i) annual report on Form 10-K for the year ended December 31, 1997; (ii) current reports on Form 8-K dated January 22, 1998, April 14, 1998; and April 20, 1998; (iv) current report on Form 8-K dated October 10, 1997 containing a description of the Common Stock; and (v) registration statement on Form 8-A dated December 6, 1988, as amended pursuant to Form 8-A/A dated Occtober 14, 1997, relating to preferred stock purchase rights attached to shares of Common Stock.

     All documents filed by Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of such filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law authorizes indemnification of directors and officers of a Delaware corporation under certain circumstances against expenses, judgments and the like in connection with action, suit or proceeding. Article Fourteenth of the Restated Certificate of Incorporation of the registrant. The Registrant also maintains insurance coverage relating to certain liabilities of directors and officers.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Exhibits:

4.1 -- Restated Certificate of Incorporation of Norwest Corporation (incorporated by reference to Exhibit 3(b) to the Registrant's Current Report on Form 8-K dated June 28, 1993 (File No. 1-2979), Exhibit 3 to the Registrant's Current Report on Form 8-K dated July 3, 1995 (File No. 1-2979) and Exhibit 3 to Norwest's Current Report on Form 8-K dated June 3, 1997 (File No. 1-2979)).

4.2    -- By-Laws of Norwest Corporation (incorporated by reference to
          Exhibit 3 to the Registrant's Current Report on Form 8-K dated October 10, 1997 (File No. 2979)).

4.3 -- Rights Agreement, dated as of November 22, 1988, between Norwest Corporation and Citibank, N.A., including as Exhibit A the form of Certificate of Designation of Powers, Preferences and Rights setting forth the terms of the Series A Junior Participating Preferred Stock, without par value (incorporated by reference to Exhibit 1 to the Registrant's Form 8-A dated December 6, 1988); Certificate of Adjustment dated October 10, 1997 (incorporated by reference to
          Exhibit 5 to Form 8-A/A dated October 14, 1997).

4.4 -- Certificate of Designations of Powers, Preferences, and Rights of Norwest ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 4 to Norwest's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 (File No. 1-2979)).

4.5 -- Certificate of Designations of Powers, Preferences, and Rights of Norwest Cumulative Tracking Preferred Stock (incorporated by reference to Exhibit 3 to Norwest's Current Report on Form 8-K dated January 9, 1995 (File No. 1-2979)).

4.6 -- Certificate of Designations of Powers, Preferences, and Rights of Norwest 1995 ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 4 to Norwest's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 (File No. 1-2979)).

4.7    -- Certificate of Designations with respect to the 1996 ESOP
          Cumulative Convertible Preferred Stock (incorporated by reference to
          Exhibit 3 to Norwest's Current Report on Form 8-K dated November 26, 1996 (File No. 1-2979)).

4.8    -- Certificate of Designations with respect to the 1997 ESOP
          Cumulative Convertible Preferred Stock (incorporated by reference to
          Exhibit 3 to Norwest's Current Report on Form 8-K dated April 14, 1997 (File No. 1-2979)).

4.9    -- Certificate of Designations with respect to the 1998 ESOP
          Cumulative Convertible Preferred Stock (incorporated by reference to
          Exhibit 3 to Norwest's Current Report on Form 8-K dated April 20, 1998 (File No. 1-2979)).

5      -- Opinion of General Counsel of Norwest Corporation.

23.1 -- Consent of General Counsel of Norwest Corporation (included as part of Exhibit 5 filed herewith).

23.2   -- Consent of KPMG Peat Marwick LLP.

24     -- Powers of Attorney.

99     -- Norwest Corporation Best Practices PartnerShares Plan (as amended and restated September 23, 1997).

Item 9. Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a posteffective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 of section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 23, 1998.

                                       NORWEST CORPORATION

                                       By:    /s/ Richard M. Kovacevich
                                           -------------------------------------
                                                  Richard M. Kovacevich
                                           President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on April 23, 1998 by the following persons in the capacities indicated:

  /s/ Richard M. Kovacevich            President and Chief Executive Officer
-----------------------------          (Principal Executive Officer)
      Richard M. Kovacevich

  /s/ John T. Thornton                 Executive Vice President and Chief
-----------------------------          Financial Officer
      John T. Thornton                 (Principal Financial Officer)

  /s/ Michael A. Graf                   Senior Vice President and Controller
-----------------------------           (Principal Accounting Officer)
      Michael A. Graf

LES BILLER                   )
J.A. BLANCHARD III           )
DAVID A. CHRISTENSEN         )
PIERSON M. GRIEVE            )
CHARLES M. HARPER            )
WILLIAM A. HODDER            )
LLOYD P. JOHNSON             )          A majority of the
REATHA CLARK KING            )          Board of Directors*
RICHARD M. KOVACEVICH        )
RICHARD S. LEVITT            )
RICHARD D. McCORMICK         )
CYNTHIA H. MILLIGAN          )
BENJAMIN F. MONTOYA          )
IAN M. ROLLAND               )


*Richard M. Kovacevich, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by such persons.

                                       /s/ Richard M. Kovacevich
                                       -----------------------------------------
                                       Richard M. Kovacevich
                                       Attorney-in-Fact

                                INDEX TO EXHIBITS

Exhibit                                                               Form of
Number   Description                                                  Filing
-------  -----------                                                  -------
4.1      Restated Certificate of Incorporation of Norwest
         Corporation (incorporated by reference to Exhibit 3(b) to the Registrant's Current Report on Form 8-K dated
         June 28, 1993 (File No. 1-2979), Exhibit 3 to the
         Registrant's Current Report on Form 8-K dated July 3,
         1995 (File No. 1-2979) and Exhibit 3 to Norwest's
         Current Report on Form 8-K dated June 3, 1997 (File No.
         1-2979)).

4.2 By-Laws of Norwest Corporation (incorporated by reference to Exhibit 3 to the Registrant's Current
         Report on Form 8-K dated October 10, 1997 (File No.
         2979)).

4.3 Rights Agreement, dated as of November 22, 1988, between Norwest Corporation and Citibank, N.A., including as Exhibit A the form of Certificate of Designation of Powers, Preferences and Rights setting forth the terms of the Series A Junior Participating Preferred Stock, without par value (incorporated by reference to Exhibit 1 to the Registrant's Form 8-A dated December 6, 1988); Certificate of Adjustment dated October 10, 1997 (incorporated by reference to Exhibit 5 to Form 8-A/A dated October 14, 1997).

4.4      Certificate of Designations of Powers, Preferences, and
         Rights of Norwest ESOP Cumulative Convertible Preferred
         Stock (incorporated by reference to Exhibit 4 to Norwest's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 (File No. 1-2979)).

4.5 Certificate of Designations of Powers, Preferences, and Rights of Norwest Cumulative Tracking Preferred Stock (incorporated by reference to Exhibit 3 to Norwest's Current Report on Form 8-K dated January 9, 1995 (File No. 1-2979)).

4.6 Certificate of Designations of Powers, Preferences, and Rights of Norwest 1995 ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 4 to Norwest's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 (File No. 1-2979)).

4.7      Certificate of Designations with respect to the 1996
         ESOP Cumulative Convertible Preferred Stock
         (incorporated by reference to Exhibit 3 to Norwest's
         Current Report on Form 8-K dated November 26, 1996 (File
         No. 1-2979)).

4.8      Certificate of Designations with respect to the 1997
         ESOP Cumulative Convertible Preferred Stock
         (incorporated by reference to Exhibit 3 to Norwest's
         Current Report on Form 8-K dated April 14, 1997 (File
         No. 1-2979)).

4.9      Certificate of Designations with respect to the 1998
         ESOP Cumulative Convertible Preferred Stock
         (incorporated by reference to Exhibit 3 to Norwest's
         Current Report on Form 8-K dated April 20, 1998 (File
         No. 1-2979)).

5        Opinion of General Counsel of Norwest
         Corporation.                                    Electronic Transmission

23.1     Consent of General Counsel of Norwest Corporation
         (included as part of Exhibit 5 filed herewith).

23.2     Consent of KPMG Peat Marwick LLP.               Electronic Transmission

24       Powers of Attorney.                             Electronic Transmission

99       Norwest Corporation Best Practices PartnerShares
         Plan (as amended and restated
         September 23, 1997)                             Electronic Transmission